BRIDGE LOAN AGREEMENT

     This Bridge Loan Agreement (this “Agreement”) is between Concord Holding Group, LLC (“Lender”) and Lithium Exploration Group, Inc. (the “Company”), a Nevada corporation.

     WHEREAS, Lender desires to provide a bridge loan (the “Bridge Loan”) to the Company to and the Company desires to obtain the Bridge Loan from Lender to fund other business development activities and the Company’s general corporate expenses.

     NOW, THEREFORE, the parties enter into this Agreement based upon the terms and conditions set forth herein:

1. Bridge Loan Amount:

The total amount of the Bridge Loan shall be Thirty Thousand Dollars ($30,000.00) .

2. Closing:

The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the delivery of the Bridge Loan amount via wire transfer of immediately available funds. The funds will be wired as set forth in Exhibit A.

3. Interest Rate:

Interest shall accrue on the aggregate amount of the Bridge Loan from the Closing Date (defined herein) through the expiration of the Term (defined herein) of this Agreement at an annual rate of ten percent (10%).

4. Execution Date:

The parties agree that the closing date for this Agreement shall be on or around December 1, 2017 (the “Date of Execution”).

5. Term:

The term of this Agreement shall be exactly 30 days from the date of execution (the “Term”).

6. Accredited Investor:

Lender is an “accredited investor” as such term is defined under Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

7. Confidentiality:

Each party agrees to take prudent steps to ensure that its officers, directors, employees and affiliates keep the terms and conditions of this Agreement confidential and not to disclose the contents of this Agreement to any party other than the respective parties’ legal counsel, financial advisors and/or other parties that are approved in writing by the non-disclosing party or its legal counsel, except for such disclosure as may be required by a government agency, Court of competent jurisdiction, or other adjudicatory authority that is necessary to resolve any legal disputes over the interpretation and/or enforcement of provisions contained herein.

8. General Provisions:

The following general provisions shall be binding on both parties to this Agreement:

     (i)
The use of the singular in this Agreement shall be deemed to include the plural, and vice versa, whenever the context requires.

     (ii)
This agreement shall not be assigned by either party without the expressed written consent of the other party.

     (iii)
If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     (iv)
The parties agree to execute such further documents and instruments as each may reasonably request in order to effectuate the terms and intentions of this Agreement.

     (v)
Any notice, requests, demands or other communications required or desired to be provided pursuant to this Agreement shall be in writing and shall be either deposited in the United States mail, registered or certified, and with proper postage prepaid or overnight courier. Notice given by registered or certified mail shall be deemed effective five (5) days after deposit in the mail with the appropriate address indicated below, or any other address provided to the noticing party in writing by the party to be noticed. Notice given by overnight courier shall be effective two (2) days after deposit to the courier.

To Lender:

Concord Holding Group LLC
1080 Bergen Street, Suite 240
Brooklyn, NY 11216
Attn: Manager

To the Company:

Lithium Exploration Group, Inc.
3800 North Central Avenue, Suite 820
Phoenix, AZ 85012
Attn: Alex Walsh- CEO

     (vi)
This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same Agreement. For purposes of this Agreement, a facsimile signature shall be deemed an original signature of the party transmitting an executed copy of this Agreement by facsimile. This Agreement may not be amended, nor any obligation waived, except by a writing signed by both parties.

     (vii)
This Agreement shall be governed by the laws of the State of New York. The parties agree to resolve any dispute arising out of this Agreement by binding arbitration in accordance with the rules and procedures of the American Arbitration Association. The parties further agree that any arbitration award resulting from an arbitration proceeding that takes place pursuant to this provision may be filed as a judgment with a Court of competent jurisdiction.

     (viii)
This Agreement contains the entire understanding between the parties with respect to the subject matter of this Agreement. Each party acknowledges that it has not been induced to enter this agreement by any representations or assurances, whether written or oral, and agree that each has not received any promises or inducements other than as herein set forth. Each party has had sufficient opportunity to have this Agreement reviewed by legal counsel.

     IN WITNESS WHEREOF, the parties have signed this Agreement having an effective date as of December 1, 2017.

CONCORD HOLDING GROUP, LLC

By:
Title:

LITHIUM EXPLORATION GROUP, INC.